EXHIBIT 3.62

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “GLOBAL CROSSING EMPLOYEE SERVICES INC.”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF APRIL, A.D. 1999, AT 4:30 O’CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

CERTIFICATE OF INCORPORATION

OF

GLOBAL CROSSING EMPLOYEE SERVICES INC.

The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

FIRST: The name of the corporation is GLOBAL CROSSING EMPLOYEE SERVICES INC.

SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of stock that the Corporation is authorized to issue is one thousand (1000) shares of Common Stock, par value of $.01 each.

FIFTH: The name and address of the incorporator is Scott Ryan, 425 Lexington Avenue, New York City, New York 10017-3954.

SIXTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws, of the Corporation.

SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification,

IN WITNESS WHEREOF, the undersigned as signed this Certificate of Incorporation on April 12, 1999.

/s/ Scott Ryan
Scott Ryan Incorporator

STATEMENT

OF

SOLE INCORPORATOR

OF

GLOBAL CROSSING EMPLOYEE SERVICES INC.

*  *  *  *  *

The certificate of incorporation of this corporation having been filed in the office of the Secretary of State, the undersigned, being the sole incorporator named in said certificate, does hereby state that the following actions were taken on this day for the purpose of organizing this corporation:

1. By-laws for the regulation of the affairs of the corporation were adopted by the undersigned incorporator and were ordered inserted in the minute book immediately following a copy of the certificate of incorporation and before this instrument.

2. Each of Barry Porter and Sherri Cook has been nominated and elected as a director to hold office for the ensuing year and until the first annual meeting for the election of directors or until successors to each of them is elected.

3. The incorporator shall have no further rights, duties or powers.

Dated: April 12, 1999

/s/ Scott Ryan
Scott Ryan, Sole Incorporator